EXHIBIT 23.1

CONSENT OF DIXON ODOM PLLC

The Board of Directors
Southern Community Financial Corporation and Subsidiaries:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Dixon Odom PLLC

Sanford, North Carolina
September 24, 2003